      BERKSHIRE HILLS BANCORP, INC. REPORTS 10% INCREASE IN CORE QUARTERLY
           EARNINGS PER DILUTED SHARE AND SUCCESFUL MERGER INTEGRATION

           o  RECENT  ANNOUNCEMENTS HIGHLIGHT NEW BRANCHES AND ACQUISITIONS
           o  STOCK LISTING CHANGED TO NASDAQ, SYMBOL "BHLB"
           o  DIVIDEND DECLARED

PITTSFIELD, MA - October 27, 2005 - Berkshire Hills Bancorp, Inc. ("Berkshire" or the "Company") (NASDAQ: BHLB), the holding Company for Berkshire Bank (the "Bank"), today reported $0.54 in core net income per diluted share (EPS) for the third quarter of 2005, a 10% increase compared to $0.49 for the third quarter of 2004. Core net income totaled $4.7 million for the third quarter of 2005, increasing by 70% compared to $2.8 million for the third quarter of 2004, primarily due to the acquisition of Woronoco Bancorp, Inc. on June 1, 2005. Core earnings per share growth was less than core earnings growth, primarily due to the issuance of shares for the acquisition. The Company reported total net income of $4.7 million ($0.54 per diluted share) for the third quarter of 2005, compared to total net income of $3.0 million ($0.53 per diluted share) for the third quarter of 2004.

Core earnings for the first nine months of 2005 were $1.59 per diluted share, increasing by 13% compared to $1.41 per diluted share for the first nine months of 2004. Core earnings were $11.2 million in 2005 compared to $8.1 million in 2004 for these same periods. GAAP net income for the first nine months of 2005 totaled $3.4 million ($0.48 per diluted share) as a result of an $8.7 million non-cash charge related to the termination of the Bank's Employee Stock Ownership Plan in June 2005. This charge had no negative impact on stockholders' equity. GAAP net income for the first nine months of 2004 was $8.3 million ($1.45 per diluted share).

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank, stated, "Our acquisition of Woronoco Bancorp Inc. has increased our market scope, resulting in improved volume and efficiency which have benefited earnings, resulting in 10% year-to-year growth in third quarter core earnings per share. The Woronoco integration has been substantially completed and we have achieved our objectives for cost savings and core account retention. Our earnings gains were achieved despite the effort required for the successful integration of the Woronoco operations, the cost of opening a third New York branch, and obtaining approval for a fourth New York branch. Our net interest margin improved to 3.31% in the most recent quarter, despite competitive market conditions and the continued impact of the flattening yield curve. Our efficiency ratio improved to a record 55.3% in the third quarter. Additionally, with our attention to credit quality, we continue to report favorable asset quality experience. Our high focus on customer service is expected to generate future earnings gains from our growing franchise."

DIVIDEND DECLARED
-----------------

The Board of Directors declared a quarterly cash dividend of $0.14 per share, payable on November 21, 2005, to stockholders of record at the close of business on November 7, 2005. The quarterly cash dividend was increased to $0.14 per share beginning in August, increasing by $0.02 per share, or 17%, compared to recent quarters.

THIRD QUARTER AND LATEST HIGHLIGHTS
-----------------------------------

    o Completed successful integration of Woronoco operations, achieving cost savings of 36%, exceeding 30% original target.
    o Completed conversion of Woronoco core banking information systems in August.
    o Opened new full service office in Clifton Park, New York and obtained regulatory approvals to open a new full service office in East Greenbush, New York.
    o Increased total transaction account deposit balances at a 9% annualized rate during the third quarter.
    o Repurchased 54,600 shares of the Company's common stock at an average price of $32.93 per share.
    o Changed common stock listing to NASDAQ national market with trading symbol "BHLB".
    o On October 26, 2005 acquired the MacDonald & Johnson (East Longmeadow) and Onofrey (Springfield) insurance agencies.

CORE NET INCOME
---------------

The following table represents a reconciliation of GAAP net income to core net income and earnings per share.

                                                     3Q2005       2Q2005      3Q2004      9mos2005     9mos2004
                                                     ---------------------------------------------------------
                                                                (In thousands, except earnings per share)
                                                     ---------------------------------------------------------
NET INCOME (LOSS) - GAAP                             $4,746      $(4,608)     $3,007      $ 3,389       $8,333
Less: Gain on sale of securities, net                   541          902         211        1,722          689
Plus:  Non-recurring loss on sale of
          discontinued operations                         -            -           -            -          431
Plus:  ESOP termination expense                           -        8,379           -        8,379            -
Plus:  Merger and conversion expense                    538          626           -        1,164            -
                                                     ---------------------------------------------------------
NET INCOME - CORE                                    $4,743      $ 3,495      $2,796      $11,210       $8,075
Earnings per diluted share - GAAP                    $ 0.54      $ (0.74)     $ 0.53      $  0.48       $ 1.45
Earnings per diluted share - core                    $ 0.54      $  0.53      $ 0.49      $  1.59       $ 1.41
Average diluted shares outstanding                    8,856        6,257       5,721        7,061        5,735

  The ESOP termination expense is net of a $288,000 tax benefit. Other adjustments to arrive at core net income are tax effected using a tax rate of 35.0% in 2005 and 32.0% in 2004. Core earnings per share in the second quarter of 2005 include the effect of dilutive shares totaling 359,000.

FINANCIAL CONDITION
-------------------

Total assets were $2.0 billion at September 30, 2005, up from $1.3 billion at year-end 2004. The increase included approximately $0.8 billion in assets related to the Woronoco acquisition, and is net of a reduction of $243 million in loans and securities under a de-leveraging plan executed in conjunction with the acquisition. Most categories of assets and liabilities increased primarily due to the acquisition of Woronoco.

Loans totaled $1.41 billion at September 30, 2005, increasing by $584 million (71%) from year-end 2004. Loan growth included $528 million related to the Woronoco acquisition. Excluding the impact of the loans acquired through the Woronoco acquisition and $4 million in third quarter loan sales, total loans increased by $60 million for the year-to-date, growing at a 10% annualized rate. Growth was spread among all major loan categories and in all major markets. While total loans declined by 1% during the most recent quarter, the loan commitment pipeline grew to a record $87 million at September 30, 2005.

Investment securities totaled $426 million at the end of the third quarter, increasing by $12 million (3%) compared to $414 million at year-end 2004. This increase was due to securities acquired through the Woronoco acquisition, net of sales and maturities under the aforementioned de-leveraging plan, along with the sale of $46 million in securities by the Bank in the second quarter to provide funds for the acquisition.

Deposits totaled $1.35 billion at the end of the third quarter, increasing by $502 million (59%) from year-end 2004. Deposit growth included $443 million related to the Woronoco acquisition. Total deposits increased at a 13% annualized rate during the most recent quarter. Low cost transaction account balances increased at a 9% annualized rate during the quarter. Excluding the impact of the acquired Woronoco deposits, total deposits increased by $59 million for the year-to-date, growing at a 9% annualized rate.

Stockholders' equity totaled $246 million at the end of the third quarter, increasing by $114 million, or 86%, from year-end 2004. Consideration for the Woronoco acquisition included the issuance of 2.93 million new common shares valued at $108 million, with an additional $4 million credit to equity for the value of outstanding Woronoco stock options. The ESOP termination had no negative impact on stockholders' equity because the related charge to earnings was offset by credits to unearned compensation and additional paid in capital. These credits also offset the $5 million impact of the transfer of 146,971 shares of treasury stock, which represented full payment of the ESOP loan. The contribution of core earnings was mostly offset by dividends, additional treasury stock purchases of $5.0 million, and a $3.8 million decrease in accumulated other comprehensive income due to lower securities prices.

Goodwill increased to $88 million and intangible assets increased to $12 million due to the Woronoco acquisition. As a result, tangible book value per share was $17.03 at September 30, 2005, compared to $21.19 at year-end 2004. Total book value per share increased to $28.68 compared to $22.43 for these same periods. The ratio of tangible equity to tangible assets was 7.55% at the end of the third quarter, down from 9.55% at year-end 2004.

ASSET QUALITY
-------------

Asset quality indicators remained favorable and were stable during the last quarter. The loans added through the Woronoco acquisition were primarily concentrated in comparatively low risk residential mortgage and home equity loans. Through the first nine months, the annualized rate of net loan charge-offs remained comparatively low at 0.06%. Additionally, the ratio of non-performing assets to total assets declined during the nine months to 0.08%. The allowance for loan losses declined to 0.93% of total loans, and the ratio of the allowance to non-performing loans remained strong at 841% at the end of the most recent quarter, compared to 811% at year-end 2004.

RESULTS OF OPERATIONS
---------------------

All major categories of income and expense increased in the third quarter of 2005 primarily due to the acquisition of Woronoco Bancorp on June 1, 2005. Second quarter 2005 results included one month's contribution from Woronoco's operations, and the third quarter was the first full quarter for the newly combined entity.

Core earnings per share reflects the ongoing business operations of the Company, and includes the impact of shares issued in conjunction with the Woronoco acquisition. Third quarter core earnings per share increased by 10% in 2005 compared to 2004. The efficiency ratio improved to 55.3% in the third quarter of 2005, compared to 60.4% in the third quarter of 2004. The return on assets was 0.92% in both of these periods. Berkshire produced a 13.5% return on average tangible equity in the third quarter of 2005, compared to 10.2% in the third quarter of 2004.

Core earnings per share increased by 13% for the first nine months of 2005 compared to the same period in 2004. In addition to the benefits of the Woronoco merger, this increase reflected the benefit of organic loan and deposit growth recorded by Berkshire over this period. The improvements also reflected the benefit of higher service fee income, including wealth management service fees, as well as the benefit of controlled expense growth and gains on the sale of securitized loans.

Core earnings and net income were approximately the same in the most recent quarter. Merger and conversion expense totaling $828,000 pretax was excluded from the determination of core earnings. The Woronoco core systems were converted to the Berkshire systems in mid-August, and by the end of the quarter most integration activities were substantially completed. Merger and conversion expense consisted primarily of costs related to systems conversions, interim systems, and operations integrations, as well as the cost of interim Woronoco staff retained through the conversion dates. Net securities gains are also excluded from the determination of core earnings. These gains totaled $832,000 pretax during the quarter and primarily represented gains on equity sales as the Bank adjusted its position to decrease exposure to equity market fluctuations.

Berkshire's net interest margin increased to 3.31% in the third quarter of 2005, compared to 3.26% in the second quarter of 2005, benefiting from the Bank's positive sensitivity to higher interest rates, its deposit and loan pricing strategies, and the de-leveraging program.

Non-interest income totaled $3.96 million in the third quarter of 2005, compared to $3.92 million in the second quarter of 2005. Excluding net securities gains of $832 thousand and $1.39 million, non-interest income totaled $3.12 million and $2.53 million in these two quarters, respectively. The ratio of non-interest income, excluding securities gains, to average assets was 0.60% in the most recent quarter, compared to 0.65% in the prior quarter, partially due to the lower ratio in the acquired Woronoco operations.

Non-interest expense totaled $11.6 million in the third quarter of 2005, compared to $18.1 million in the second quarter of 2005. Excluding merger and conversion expenses of $828 thousand and $963 thousand in the two quarters, respectively, and excluding $8.67 million in ESOP termination expenses in the second quarter, non-interest expense totaled $10.8 million and $8.4 million in these two quarters, respectively. The ratio of non-interest expense, excluding the above charges, to average assets decreased to 2.09% from 2.16% in these linked quarters due to the efficiencies of the combined operations. Expenses in the most recent quarter included $190,000 in operating costs of new branches and intangible asset amortization expense of $470,000. The provision for loan losses also decreased during the linked quarters primarily due to the lower net loan charge-offs. The effective tax rate measured 34.1% in the third quarter of 2005, which was a slight decrease from 34.2% in the prior quarter.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Friday, October 28, 2005. Persons wishing to access the conference call may do so by dialing 1-877-407-8035. Replays of the conference call will be available beginning October 28, 2005 at 1:00 P.M.
(ET) through November 4, 2005 at 11:59 P.M. (ET) by dialing 1-877-660-6853 and using Account #286 and Conference ID#171163 (both numbers are needed to access the replay).

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York, and a municipal bank and representative office in New York. The Bank is committed to operating as an independent super-community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers. For more information on Berkshire Hills Bancorp, Inc., visit www.berkshirebank.com or call 413-443-5601.
                                     ---------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios. Additionally, on June 1, 2005 the Company completed a merger with Woronoco Bancorp, Inc. Risks and uncertainties related to the merger include the achievement of anticipated future earnings benefits. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


                                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS

===========================================================================================================================
                                                                                               Unaudited
                                                                               --------------------------------------------
                                                                                September 30,            December 31,
                                                                                     2005                    2004
---------------------------------------------------------------------------------------------------------------------------
                                                                                             (In thousands)
ASSETS
   Cash and due from banks                                                       $    30,335             $    15,237
   Short-term investments                                                              1,177                   2,665
                                                                                 -----------             -----------
          Total cash and cash equivalents                                             31,512                  17,902

    Securities available-for-sale, at fair value                                     398,937                 384,421
    Securities held-to-maturity, at amortized cost                                    26,951                  29,942
    Loans held for sale                                                                1,852                   1,053

    Total loans                                                                    1,412,109                 828,179
    Less: Allowance for loan losses                                                  (13,123)                 (9,337)
                                                                                 -----------             -----------
            Net loans                                                              1,398,986                 818,842

    Premises and equipment, net                                                       26,547                  14,780
    Accrued interest receivable                                                        8,177                   5,472
    Goodwill                                                                          87,791                   6,782
    Identifiable intangible assets                                                    11,951                     472
    Bank owned life insurance                                                         18,800                  18,200
    Other assets                                                                      21,587                  12,249
                                                                                 -----------             -----------
            Total assets                                                         $ 2,033,091             $ 1,310,115
                                                                                 ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                                                     $ 1,347,751               $ 845,789
    Borrowings                                                                       436,074                 327,926
    Accrued expenses and other liabilities                                             3,629                   4,664
                                                                                 -----------             -----------
            Total liabilities                                                      1,787,454               1,178,379
                                                                                 -----------             -----------
    Stockholders' equity:
        Preferred stock ($.01 par value; 1,000,000 shares
           authorized; none issued or outstanding)                                         -                       -
        Common stock ($.01 par value; 26,000,000 shares
           authorized;  10,602,553 shares issued at September 30, 2005 and
           7,673,761 at December 31, 2004; shares outstanding: 8,565,596
           at September 30, 2005 and 5,873,563 at December 31, 2004)                     106                      77
    Additional paid-in capital                                                       198,744                  77,588
    Unearned compensation                                                             (1,788)                 (7,414)
    Retained earnings                                                                 95,811                  94,996
    Accumulated other comprehensive income                                               400                   4,214
    Treasury stock at cost (2,036,957 shares at September 30, 2005 and
       1,800,198 at December 31, 2004)                                               (47,636)                (37,725)
                                                                                 -----------             -----------
             Total stockholders' equity                                              245,637                 131,736
                                                                                 -----------             -----------
             Total liabilities and stockholders' equity                          $ 2,033,091             $ 1,310,115
                                                                                 ===========             ===========


                                    BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
=========================================================================================================================

                                                    LOAN ANALYSIS
                                                                                     Unaudited
                                                           --------------------------------------------------------------
                                                              September 30, 2005               December 31, 2004
                                                              ------------------               -----------------
                                                                           Percent                         Percent
                                                             Balance      of Total            Balance      of Total
                                                             -------      --------            -------      --------
                                                                             (Dollars in millions)
Residential real estate loans:
    Residential one-to four-family                           $    517           37%             $ 217           26%
    Residential land development and construction                  34            2                 18            2
                                                             --------          ---              -----          ---
         Total residential real estate loans                      551           39                235           28

Commercial real estate loans:
    Commercial one-to four-family                                  21            1                 16            2
    Commercial land development and construction                   50            4                 21            3
    Multi-family                                                   47            3                 16            2
    Other commercial real estate                                  284           20                208           25
                                                             --------          ---              -----          ---
         Total commercial real estate loans                       402           28                261           32

Commercial business loans                                         157           11                151           18

Consumer loans:
    Automobile                                                    150           11                123           15
    Home equity  and other loans                                  152           11                 58            7
                                                             --------          ---              -----          ---
         Total consumer loans                                     302           22                181           22
                                                             --------          ---              -----          ---

Total loans                                                  $  1,412          100%             $ 828          100%
                                                             ========          ===              =====          ===

                                                 DEPOSIT ANALYSIS

                                                                                     Unaudited
                                                           --------------------------------------------------------------
                                                              September 30, 2005               December 31, 2004
                                                              ------------------               -----------------
                                                                           Percent                         Percent
                                                             Balance      of Total           Balance      of Total
                                                             -------      --------           -------      --------
                                                                              (Dollars in millions)
Demand deposit accounts                                      $     178           13%             $ 110           13%
NOW accounts                                                       145           11                101           12
Money market accounts                                              241           18                156           19
Savings accounts                                                   231           17                163           19
                                                             ---------          ---              -----          ---
    Total core accounts                                            795           59                530           63

Certificates of deposit - regular                                  487           36                315           37
Certificates of deposit - brokered                                  66            5                  -            -
                                                             ---------          ---              -----          ---
    Total certificates of deposit                                  553           41                315           37

    Total deposits                                           $   1,348          100%             $ 845          100%
                                                             =========          ===              =====          ===



                                       BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
====================================================================================================================================
                                                                                               Unaudited
                                                               ---------------------------------------------------------------------
                                                                      Three Months Ended                     Nine Months Ended
                                                               ---------------------------------------------------------------------
                                                                September 30,     September 30,      September 30,    September 30,
                                                                    2005              2004               2005             2004
                                                               ---------------------------------------------------------------------
                                                                            (In thousands, except earnings per share)
INTEREST AND DIVIDEND INCOME
    Loans                                                      $      21,149     $      11,131       $     48,282     $     32,247
    Debt securities, taxable                                           3,274             3,754              9,744           11,081
    Debt securities, tax-exempt                                          791               376              1,832            1,035
    Equity securities dividends                                          563               279              1,263              887
    Short-term investments                                                62                 6                 98               24
                                                               -------------     -------------       ------------     ------------
        Total interest and dividend income                            25,839            15,546             61,219           45,274
                                                               -------------     -------------       ------------     ------------

INTEREST EXPENSE
    Deposits                                                           5,979             3,097             13,689            9,209
    Borrowings                                                         4,806             2,207             10,951            5,906
                                                               -------------     -------------       ------------     ------------
         Total interest expense                                       10,785             5,304             24,640           15,115
                                                               -------------     -------------       ------------     ------------

NET INTEREST INCOME                                                   15,054            10,242             36,579           30,159
PROVISION FOR LOAN LOSSES                                                204               365                998            1,140
                                                               -------------     -------------       ------------     ------------
Net interest income after provision for loan losses                   14,850             9,877             35,581           29,019
                                                               -------------     -------------       ------------     ------------
NON-INTEREST INCOME
    Customer service fees                                              1,439               580              3,087            1,738
    Wealth management service fees                                       680               587              2,013            1,809
    Insurance fees                                                       472                24                679               26
    Loan service fees                                                    179                63                560              245
    Increase in cash surrender value of life insurance                   245                93                648              443
    Gain on sales of securities, net                                     832               310              2,649            1,013
    Gain on sale of loans, and securitized loans, net                     22                 -                773               84
    Other non-interest income                                             86                69                217              208
                                                               -------------     -------------       ------------     ------------
      Total non-interest income                                        3,955             1,726             10,626            5,566
                                                               -------------     -------------       ------------     ------------

NON-INTEREST EXPENSE
    Salaries and employee benefits                                     5,699             4,195             14,524           12,687
    Termination of Employee Stock Ownership Plan                           -                 -              8,667                -
    Occupancy and equipment                                            1,655               997              4,006            3,030
    Marketing and advertising                                            372               207                732              634
    Data processing                                                      518               305              1,323            1,030
    Professional services                                                590               442              1,427            1,226
    Foreclosed real estate and repossessed assets, net                   241               150                557              404
    Merger and conversion expense                                        828                 -              1,791                -
    Other non-interest expense                                         1,697               885              4,170            2,666
                                                               -------------     -------------       ------------     ------------
      Total non-interest expense                                      11,600             7,181             37,197           21,677
                                                               -------------     -------------       ------------     ------------
    Income from continuing operations
            before income taxes                                        7,205             4,422              9,010           12,908
    Provision for income taxes                                         2,459             1,415              5,621            4,144
                                                               -------------     -------------       ------------     ------------
      INCOME FROM CONTINUING OPERATIONS                                4,746             3,007              3,389            8,764
                                                               -------------     -------------       ------------     ------------
    Loss from discontinued operations                                      -                 -                  -             (653)
    Income tax benefit                                                     -                 -                  -             (222)
                                                               -------------     -------------       ------------     ------------
    Net loss from discontinued operations                                  -                 -                  -             (431)
                                                               -------------     -------------       ------------     ------------
    NET INCOME                                                 $       4,746     $       3,007       $      3,389     $      8,333
                                                               =============     =============       ============     ============
Earnings per share
    Basic                                                      $        0.56     $        0.57       $       0.51     $       1.58
    Diluted                                                    $        0.54     $        0.53       $       0.48     $       1.45
Weighted average shares outstanding
    Basic                                                              8,456             5,270              6,683            5,284
    Diluted                                                            8,856             5,721              7,061            5,735




                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
====================================================================================================================================
                                                                                               Unaudited
                                                                                             Quarters Ended
                                                                --------------------------------------------------------------------
                                                                  Sept. 30,       June 30,      Mar. 31,      Dec. 31,    Sept. 30,
                                                                    2005            2005          2005          2004        2004
------------------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands, except earnings per share)
INTEREST AND DIVIDEND INCOME
    Residential mortgage                                             $ 7,101       $ 4,444        $ 3,059       $ 2,967    $ 2,869
    Commercial real estate                                             6,673         4,977          4,044         3,761      3,630
    Commercial business loans                                          2,884         2,505          2,222         2,216      2,204
    Auto loans                                                         2,274         1,991          1,806         1,863      1,811
    Other consumer                                                     2,217         1,309            785           712        617
                                                                     -------       -------        -------       -------    -------
        Total interest on loans                                       21,149        15,226         11,916        11,519     11,131
    Securities                                                         4,628         4,100          4,110         4,273      4,409
    Short-term investments                                                62            22             11            15          6
                                                                     -------       -------        -------       -------    -------
     Total interest and dividend income                               25,839        19,348         16,037        15,807     15,546
                                                                     -------       -------        -------       -------    -------
INTEREST EXPENSE
    Deposits                                                           5,979         4,318          3,373         3,183      3,097
    Borrowings                                                         4,806         3,522          2,637         2,425      2,207
                                                                     -------       -------        -------       -------    -------
      Total interest expense                                          10,785         7,840          6,010         5,608      5,304
                                                                     -------       -------        -------       -------    -------

NET INTEREST INCOME                                                   15,054        11,508         10,027        10,199     10,242
PROVISION FOR LOAN LOSSES                                                204           300            493           425        365
                                                                     -------       -------        -------       -------    -------
Net interest income after provision for loan losses                   14,850        11,208          9,534         9,774      9,877
                                                                     -------       -------        -------       -------    -------
NON-INTEREST INCOME
    Customer service fees                                              1,439         1,033            616           609        580
    Wealth management service fees                                       680           663            670           714        587
     Insurance fees                                                      472           175             32             1         24
    Loan service fees                                                    179           198            174           129         63
    Increase in cash surrender value of life insurance                   245           200            203           196         93
    Gain on sale of securities, net                                      832         1,388            429           390        310
    Gain on sale of loans, and securitized loans, net                     22           162            588            81          -
    Other non-interest income                                             86            97             32            78         69
                                                                     -------       -------        -------       -------    -------
      Total non-interest income                                        3,955         3,916          2,744         2,198      1,726
                                                                     -------       -------        -------       -------    -------
NON-INTEREST EXPENSE
    Salaries and benefits                                              5,699         4,485          4,335         4,195      4,195
    Termination of Employee Stock Ownership Plan                           -         8,667              -             -          -
    Occupancy and equipment                                            1,655         1,212          1,140         1,055        997
    Marketing and advertising                                            372           200            161           357        207
    Data processing                                                      518           454            347           381        305
    Professional services                                                590           363            423           326        442
    Foreclosed real estate and other loans, net                          241           218             94           118        150
    Merger and conversion expense                                        828           963              -             -          -
    Other non-interest expense                                         1,697         1,499          1,036           868        885
                                                                     -------       -------        -------       -------    -------
      Total non-interest expense                                      11,600        18,061          7,536         7,300      7,181
                                                                     -------       -------        -------       -------    -------

      Income (loss) before income taxes                                7,205        (2,937)         4,742         4,672      4,422
      Provision for income taxes                                       2,459         1,671          1,490         1,495      1,415
                                                                     -------       -------        -------       -------    -------
      NET INCOME (LOSS)                                              $ 4,746      $ (4,608)       $ 3,252       $ 3,177    $ 3,007
                                                                     =======      ========        =======       =======    =======
Earnings (loss) per share
    Basic                                                             $ 0.56       $ (0.74)        $ 0.61        $ 0.60    $  0.57
    Diluted                                                           $ 0.54       $ (0.74)        $ 0.57        $ 0.55    $  0.53
Weighted average shares outstanding
    Basic                                                              8,456         6,257          5,300         5,281      5,270
    Diluted                                                            8,856         6,257          5,691         5,725      5,721




                                        BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
====================================================================================================================================
                                                                                             Unaudited
                                                                                    At or For the Quarters Ended
                                                                --------------------------------------------------------------------
                                                                  Sept. 30,       June 30,      Mar. 31,      Dec. 31,    Sept. 30,
NON-PERFORMING ASSETS                                               2005            2005          2005          2004        2004
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    (Dollars in thousands)
Non-accrual loans:
    Residential mortgage                                        $   393         $   663        $   298         $   327     $   332
    Commercial real estate                                          130             209            144             147         614
    Commercial                                                      876             613            832             523       1,463
    Indirect automobile loans                                       106              78             95             154         297
    Other consumer                                                   55              29              1               1           8
                                                                -------         -------        -------         -------     -------
        Total non-accrual loans                                 $ 1,560         $ 1,592        $ 1,370         $ 1,152     $ 2,714
Real estate owned ("REO")                                             -               -              -               -           -
        Total non-performing assets                             $ 1,560         $ 1,592        $ 1,370         $ 1,152     $ 2,714
                                                                =======         =======        =======         =======     =======

Non-performing loans as a percentage of total loans               0.11%            0.11%          0.16%           0.14%       0.33%
Non-performing assets to total assets                             0.08%            0.08%          0.11%           0.09%       0.21%
====================================================================================================================================
PROVISION AND ALLOWANCE FOR LOAN LOSSES
====================================================================================================================================
Balance at beginning of period                                  $13,044         $ 9,645        $ 9,337         $ 9,392     $ 9,248
Charge-offs                                                        (284)           (391)          (328)           (737)       (447)
Recoveries                                                          159             169            143             257         226
                                                                -------         -------        -------         -------     -------
    Net loan charge-offs                                           (125)           (222)          (185)           (480)       (221)
Allowance attributed to acquired loans                                -           3,321              -               -           -
Provision for loan losses                                           204             300            493             425         365
                                                                -------         -------        -------         -------     -------
Balance at end of period                                        $13,123         $13,044        $ 9,645         $ 9,337     $ 9,392
                                                                =======         =======        =======         =======     =======

Allowance for loan losses as a percentage of
   non-performing loans                                             841%            819%           704%            811%        346%
Allowance for loan losses as a percentage of total loans           0.93%           0.92%          1.13%           1.13%       1.15%
====================================================================================================================================
NET LOAN (CHARGE-OFFS) RECOVERIES
====================================================================================================================================
Residential mortgage                                            $     -         $     -        $     -         $     -     $     -
Commercial real estate                                                -               -              -            (137)          -
Commercial loans                                                      4            (109)            (4)           (164)         (7)
Consumer loans (primarily automobile loans)                        (129)           (113)          (181)           (179)       (214)
                                                                -------         -------        -------         -------     -------
         Total                                                  $  (125)        $  (222)       $  (185)        $  (480)    $  (221)
                                                                =======         =======        =======         =======     =======

Net charge-offs as a percentage of total average loans             0.01%           0.02%          0.02%           0.06%       0.03%
====================================================================================================================================
AVERAGE FICO SCORES OF CONSUMER
    AUTOMOBILE LOANS                                                715             711            708             705         702
====================================================================================================================================




                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                    SELECTED FINANCIAL RATIOS
====================================================================================================================================
                                                                                              Unaudited
                                                                                   At or For the Quarters Ended
                                                             -----------------------------------------------------------------------
                                                                Sept. 30,      June 30,      Mar. 31,      Dec. 31,     Sept. 30,
                                                                  2005           2005          2005          2004          2004
                                                                  ----           ----          ----          ----          ----

PERFORMANCE RATIOS (annualized)
    Return (loss) on average assets                                0.92%        (1.19)%        1.00%          0.97%         0.92%
    Return (loss) on average stockholders' equity                  7.90        (11.26)         9.94           9.72          9.71
    Return (loss) on average tangible stockholders' equity        13.45        (14.56)        10.51          10.18         10.18
    Net interest margin (1)                                        3.31          3.26          3.34           3.37          3.36
    Non-interest income to average assets (2)                      0.77          1.00          0.84           0.67          0.53
    Non-interest expense to average assets (3)                     2.25          4.62          2.30           2.22          2.20
    Average earning assets to average assets                      90.35         92.29         94.44          94.51         95.59
    Efficiency ratio (4)                                          55.32         58.00         59.80          59.54         60.44

CAPITAL RATIOS
    Stockholders' equity to total assets                          12.08         11.80          9.92          10.06          9.81
    Tangible stockholders' equity to tangible assets               7.55          7.25          9.42           9.55          9.41

SHARE DATA
    Book value per share                                        $ 28.68       $ 28.45       $ 22.01        $ 22.43       $ 21.87
    Tangible book value per share                               $ 17.03         16.56         20.77          21.19         20.89
    Stock price
        High                                                      35.20         34.90         37.64          38.01         39.14
        Low                                                       31.90         30.97         33.40          35.40         35.01
        Close                                                     34.00         33.32         33.75          37.15         36.95


--------------------------------------------------
(1) Net interest margin and efficiency ratio are calculated on a fully-taxable equivalent basis, using a 35% federal effective tax rate.
(2) Excluding the gain on the sale of securities, the ratios would have been 0.60%, 0.65%, 0.71%, 0.55% and 0.44%, respectively.
(3) Excluding the Employee Stock Ownership Plan termination expense, and merger and conversion expense, the ratios would have been 2.09% and 2.16% in the quarters ended September 30, 2005 and June 30, 2005, respectively.
(4) Efficiency ratio is non-interest expense, divided by the total of fully-taxable net interest income and non-interest income.
     For this ratio, non-interest income and expense are adjusted based on the notes above.



                                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                        AVERAGE BALANCES

                                                                                 Unaudited
                                                                              Quarters Ended
                                          ------------------------------------------------------------------------------------
                                               Sept. 30,         June 30,        Mar. 31,         Dec. 31,        Sept. 30,
                                                2005 (2)         2005 (2)         2005             2004              2004
                                          ------------------------------------------------------------------------------------
                                                                              (In thousands)
Earning assets
Loans
  Residential mortgage                    $     561,048     $     352,776    $    239,755     $    234,817    $    225,198
  Commercial real estate                        396,212           314,778         276,417          255,901         250,323
  Commercial business                           165,414           154,405         140,139          153,385         160,129
  Auto loans                                    146,138           134,237         125,038          121,736         118,029
  Other consumer                                154,209            91,303          58,669           56,150          53,715
                                          -------------     -------------    ------------     ------------    ------------
    Total loans                               1,423,021         1,047,499         840,018          821,989         807,394
Securities (1)                                  435,853           393,962         396,473          416,854         436,372
Short-term investments                            7,028             1,873           1,672            2,628           2,192
                                          -------------     -------------    ------------     ------------    ------------
    Total earning assets                      1,865,902         1,443,334       1,238,163        1,241,471       1,245,958
Other assets                                    199,349           120,611          72,860           72,061          57,551
                                          -------------     -------------    ------------     ------------    ------------
    Total assets                          $   2,065,251     $   1,563,945    $  1,311,023     $  1,313,532    $  1,303,509
                                          =============     =============    ============     ============    ============
Funding liabilities
Deposits
  NOW                                     $     135,638     $     112,775    $     94,809     $     99,394    $     98,158
  Money Market                                  241,088           183,273         158,862          168,137         159,046
  Savings                                       240,396           192,250         163,553          167,031         168,358
  Certificates of deposit                       515,120           384,443         319,682          316,898         326,411
                                          -------------     -------------    ------------     ------------    ------------
    Total interest bearing deposits           1,132,242           872,741         736,906          751,460         751,973
Borrowings                                      499,877           387,208         330,448          318,422         318,870
                                          -------------     -------------    ------------     ------------    ------------
    Total interest bearing liabilities        1,632,119         1,259,949       1,067,354        1,069,882       1,070,843
Non-interest-bearing demand deposits            185,183           129,700         107,835          108,832         105,257
Other liabilities                                 6,409             9,579           3,781            4,019           3,540
                                          -------------     -------------    ------------     ------------    ------------
    Total liabilities                         1,823,711         1,399,228       1,178,970        1,182,733       1,179,640
Stockholders' Equity                            241,540           164,717         132,053          130,799         123,869
                                          -------------     -------------    ------------     ------------    ------------
    Total liabilities and  equity         $   2,065,251     $   1,563,945    $  1,311,023     $  1,313,532    $  1,303,509
                                          =============     =============    ============     ============    ============

Supplementary Data
    Total Core Deposits                   $     802,305     $     617,998    $    525,059     $    543,394    $   530,819
    Total Deposits                            1,317,425         1,002,441         844,741          860,292        857,230


--------------------------------------------------
(1) Average balances for securities available-for-sale are based on amortized cost.
(2) Average balances for the second quarter of 2005 include one month's balances related to the acquisition of Woronoco Bancorp, Inc. on June 1, 2005. Average balances for the third quarter of 2005 include three months' balances related to the acquisition of Woronoco Bancorp, Inc.



                                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                             AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)


                                                                          Unaudited
                                                                       Quarters Ended
                                        -----------------------------------------------------------------------------
                                            Sept. 30,       June 30,      Mar. 31,         Dec. 31,      Sept. 30,
                                              2005            2005          2005             2004          2004
                                        -----------------------------------------------------------------------------

Earning assets
Loans
  Residential mortgage                         5.06%          5.04%          5.10%           5.05%          5.10%
  Commercial real estate                       6.68           6.34           5.93            5.88           5.80
  Commercial                                   6.92           6.51           6.43            5.79           5.51
  Auto loans                                   6.17           5.95           5.86            6.12           6.14
  Other consumer                               5.70           5.75           5.43            5.07           4.59
    Total loans                                5.91           5.83           5.73            5.61           5.51
Securities (1)                                 4.69           4.40           4.41            4.36           4.30
Short-term investments                         3.50           2.91           2.67            2.28           1.09
    Total earning assets                       5.60           5.44           5.31            5.23           5.10

Funding liabilities
Deposits
  NOW                                          0.42           0.18           0.18            0.09           0.08
  Money Market                                 2.07           1.98           1.62            1.32           1.26
  Savings                                      0.86           1.03           1.00            0.80           0.77
  Certificates of deposit                      3.12           2.99           2.91            2.84           2.77
    Total interest bearing deposits            2.10           1.98           1.86            1.69           1.65
  Borrowings                                   3.81           3.65           3.24            3.05           2.77
    Total interest bearing liabilities         2.62           2.50           2.28            2.10           1.98

Net interest spread (FTE)                      2.98           2.94           3.03            3.13           3.12
Net interest margin (FTE)                      3.31           3.26           3.34            3.37           3.36

Note:  Cost of funds (2)                       2.35           2.24           2.03            1.89           1.79


--------------------------------------------------
(1) Average balances and yields for securities available-for-sale are based on amortized cost. Securities yields are calculated on a fully-taxable equivalent basis.
(2)  Cost of funds includes all deposits and borrowings.



===========================

Contact:

         Berkshire Hills Bancorp, Inc.
         Wayne F. Patenaude, 413-236-3195